UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 15, 2021

Lattice Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 NE Moore Court
Hillsboro, Oregon 97124
(Address of principal executive offices, including zip code)

(503) 268-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	LSCC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Lattice Semiconductor Corporation (the “Company”) expects to speak with analysts today, November 15, 2021, in connection with the Acquisition (defined below). During those conversations the Company intends to reaffirm its guidance for the fourth quarter of 2021 that was provided in the Company’s earnings press release dated November 2, 2021, and related earnings call. The Company does not intend to further update or comment upon its guidance except during its regularly scheduled quarterly earnings calls.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 8.01. Other Events.

On November 15, 2021, the Company issued a press release announcing the acquisition of Mirametrix, Inc. (“Mirametrix”). Under the terms of the acquisition agreement, the Company acquired all outstanding shares of Mirametrix common stock for $66.9 million in an all-cash transaction, subject to certain working capital adjustments (the “Acquisition”). The Company expects the Acquisition to be immediately accretive to its gross margin and earnings per share. Mirametrix’s revenue for its fiscal year 2021, which ended on September 30, 2021, was $9.0 million.

A copy of the Company’s press release announcing the Acquisition is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

Information set forth in Current Report on Form 8-K, including the Company’s fourth quarter guidance and expectations related to the accretive nature of the Acquisition, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on various assumptions and the current expectations of the Company’s management and may not be accurate because of the risks and uncertainties surrounding these assumptions and expectations. Factors listed below, as well as other factors, may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur, or what effect they will have on the Company’s operations or financial condition. Forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to publicly update or revise any forward-looking statement unless required by law to do so.

Major risks, uncertainties and assumptions include, but are not limited to: market trends and drivers; unexpected costs and limitations associated with the acquisition of Mirametrix; challenges to management’s plans, strategies and objectives, including related to the acquisition of Mirametrix; the ability to successfully operate and integrate Mirametrix into the Company, the ability to retain and integrate Mirametrix employees into the Company, operational and financial results, including the expectation that the acquisition will be immediately accretive to the Company’s gross margin and earnings or generate certain amounts in revenue in fiscal 2021; disruptions to the Company’s business; and other factors, such as those described under “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. It is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks or uncertainties.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Press release issued by Lattice Semiconductor Corporation dated November 15, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

		By:	/s/ Tracy Feanny
Date:	November 15, 2021		Tracy Feanny Corporate Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Lattice Semiconductor Corporation dated November 15, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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